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                                                                    EXHIBIT 10.1


                             FOURTH AMENDMENT TO THE
                           MARSH EQUITY OWNERSHIP PLAN

         This Fourth Amendment to the Marsh Equity Ownership Plan is adopted by Marsh Supermarkets, Inc. ("the Company") effective May 1, 2006.

                                   BACKGROUND

         A. The Company adopted the amended and restated Marsh Equity Ownership Plan (the "Plan"), effective January 1, 1989, and has since adopted a First Amendment, Second Amendment, and Third Amendment.

         B. The Company now desires to amend the Plan further to provide that, with respect to merger or consolidation proposals, proportional voting shall apply to allocated shares for which the Retirement Committee receives no direction and to any unallocated shares.

                                    AMENDMENT

         1. Section 7.3 of the Marsh Equity Ownership Plan is hereby amended in its entirety to read as follows:

                  7.3 Voting Rights. Each Participant and Former Participant shall be entitled to instruct the Committee as the designated Fiduciary to receive instructions in accordance with this Section 7.3 as to how shares of Company Stock allocated to his MEOP Company Stock Sub-Account and his ESOP Company Stock Sub-Account (collectively, "Company Stock Sub-Accounts") on the record date for any meeting of the shareholders of the Company at which shares of Company Stock are entitled to be voted, are to be voted with respect to each issue before such meeting.

                  The Committee shall provide, or cause to be provided, to each Participant and Former Participant notice (and other material related thereto, including proxy statements, as required by law or the Company's charter or bylaws) of such meeting as is sent to shareholders of the Company generally. The Committee shall request written instructions from each Participant and Former Participant as to the voting of the shares of Company Stock allocated to his Company Stock Sub-Accounts on the record date. The Committee shall tabulate, or cause to be tabulated, the written instructions received on or prior to the date established by the Committee and communicated to the Participants and Former Participants for



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         returning the written instructions, and shall instruct the Trustee as to the voting of the shares of Company Stock represented by such written instructions. The Trustee shall vote those shares of Company Stock in accordance with those instructions of the Committee.

                  With respect to shares of Company Stock allocated to the Company Stock Sub-Accounts but for which no written instructions were received by the Committee, and with respect to any shares of Company Stock in the Suspense Account or not otherwise allocated to the Company Stock Sub-Accounts, the Trustee shall vote those shares in accordance with the instructions of the Committee, which shall base its instructions upon the percentage of shares of Company Stock for and against each issue to be considered at the meeting, including in the tabulation of such percentages only those shares of Company Stock allocated to Company Stock Sub-Accounts as to which written instructions were received by the Committee.

                  In the event that no shares of Company Stock are allocated to the Company Stock Sub-Accounts on the record date, the Committee shall instruct the Trustee to vote the shares of Company Stock held in the Trust as the Committee, in its discretion, shall determine.

         2. Section 7.4 of the Marsh Equity Ownership Plan is hereby amended in its entirety to read as follows:

                  7.4 Tender Offer. In the event of any of the following actions by a third party:

                           (a) a tender offer or an exchange offer for stock of
                  the Company; or

                           (b) a proxy solicitation for the purpose of electing
                  directors who propose to approve acts described in (a) above;

         then the Trustee shall tender or not tender Company Stock, or respond to the proxy solicitation for election of directors, as instructed by the Committee.

         The Committee shall provide or cause to be provided to each Participant and Former Participant any information relevant to the investment decision, as is provided to stockholders of the Company generally, together with a form for written instructions as to the shares of Company Stock allocated to the MEOP Company Stock Sub-Account and the ESOP Company Stock Sub-Accounts of each Participant or Former Participant. The Committee shall instruct the Trustee in accordance with such written instructions as are received by the Committee on or prior to the date established by the Committee and communicated to the Participants and Former Participants for returning the written instructions. With respect to any Company Stock allocated to the MEOP Company Stock Sub-


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         Account and the ESOP Company Stock Sub-Accounts as to which the
         Committee receives no written instructions, the Committee shall instruct the Trustee not to tender such Company Stock or to vote in favor of directors who oppose such tender offer, as the case may be.

         With respect to all Company Stock in the Suspense Account or not otherwise allocated to the MEOP and ESOP Company Stock Sub-Accounts (herein collectively referred to as "unallocated shares"), the Committee shall instruct the Trustee either to tender, or to vote for directors who support such action, in the same proportion of the total of such unallocated shares as:

                           (1) the number of shares of Company Stock which are
                  tendered, or voted for directors who support such action, pursuant to written instructions from Participants and Former Participants, bears to

                           (2) the total number of shares of Company Stock
                  allocated to the MEOP and ESOP Company Stock Sub-Accounts of all Participants and Former Participants.

         The Committee shall instruct the Trustee not to tender, or to vote in favor of directors who oppose such tender offer, in the same proportion of the total of such unallocated shares as:

                           (1) the number of shares of Company Stock which are
                  not tendered, or voted for directors who oppose such tender offer, pursuant to written instructions or lack of any instructions from Participants and Former Participant, bears to

                           (2) the total number of shares of Company Stock
                  allocated to the MEOP and ESOP Company Stock Sub-Accounts of all Participants and Former Participants.

         If no Company Stock has been allocated to such Company Stock Sub-Accounts, the Committee shall instruct the Trustee to tender or not tender unallocated shares, or to vote for or against directors who support such tender offer, as the Committee, in its discretion, shall determine.




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         Marsh Supermarkets, Inc. has caused this Fourth Amendment to the Plan to adopted this 26th day of May, 2006, by its duly authorized officers.

                                       MARSH SUPERMARKETS, INC.



                                       By: /s/ Douglas W. Dougherty
                                           --------------------------------
                                           Douglas W. Dougherty
                                           Executive Vice President--Finance and
                                           Administration


                                       By: /s/ P. Lawrence Butt
                                           --------------------------------
                                               P. Lawrence Butt
                                               Secretary










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